SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

GLOBAL ENERGY INC.
(Name of Registrant as Specified in Charter)

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1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934

GLOBAL ENERGY INC.
415 Madison Avenue, 15th Floor
New York, New York 10017

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished to the stockholders of record of Global Energy Inc., a Nevada corporation (which we refer to in this information statement as “we”, “us”, or “our”). This information statement is being furnished to our stockholders of record to inform them about an amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 250,000,000 to 750,000,000. No action is requested or required on your part.

On October 21, 2008, our board of directors unanimously approved the amendment to our articles of incorporation described above and fixed October 31, 2008 as the record date for the determination of stockholders who are entitled to give written consents to the amendment to our articles of incorporation. Subsequent to the approval of our board of directors of the amendment to our articles of incorporation, Carrigain Investment Ltd., the holder of the majority of the outstanding shares of our common stock, gave us its written consent to the amendment to our articles of incorporation on November 4, 2008.

We are furnishing this information statement on or about December 3, 2008 to all stockholders of record as of the record date pursuant to Regulation 14C of the Securities Exchange Act of 1934. At least 20 days after the mailing of this information statement, we will file a certificate of amendment to amend our articles of incorporation to increase the authorized number of shares of our common stock with the Nevada Secretary of State. The proposed certificate of amendment to our articles of incorporation is attached hereto as Schedule A. The certificate of amendment will become effective when it is filed with the Nevada Secretary of State.

We will bear the entire cost of furnishing this information statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

RECORD DATE AND VOTING SECURITIES

On October 21, 2008, our board of directors fixed October 31, 2008 as the record date for the determination of stockholders who are entitled to give written consents to the amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 250,000,000 to 750,000,000. As of the record date, we had a total of 79,387,764 shares of common stock issued and outstanding. Each stockholder of record as of the record date is entitled to one vote for each share of our common stock held with respect to all matters voted on by such stockholder.

AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our articles of incorporation currently authorize the issuance of 250,000,000 shares of common stock, $0.001 par value. On October 21, 2008, our board of directors unanimously approved the amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 250,000,000 to 750,000,000. The approval of the amendment to our articles of incorporation requires the consent of the holders of at least a majority of the outstanding shares of our common stock. Subsequent to the approval of our board of directors of the amendment to our articles of incorporation, Carrigain Investment Ltd., the holder of the majority of the outstanding shares of our common stock, gave us its written consent to the amendment to our articles of incorporation on November 4, 2008.

Reasons for the Increase in Authorized Share Capital

The general purpose of the amendment to our articles of incorporation is to increase our authorized share capital which will enhance our ability to finance the development and operation of our business.

Potential uses of the additional authorized shares of common stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense or delay of seeking stockholder approval. We are at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our stockholders. Shares of our common stock carry no pre-emptive rights to purchase additional shares.

Effect of the Increase in the Authorized Share Capital

The amendment to our articles of incorporation to increase our authorized share capital will not have any immediate effect on the rights of existing stockholders. However, our board of directors will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

Effective Date of the Increase in the Authorized Share Capital

Stockholder approval for the amendment to our articles of incorporation was obtained by written consent of a stockholder owning 42,000,000 shares of our common stock, which represented 52.91% of the issued and outstanding shares of our common stock on the record date, October 31, 2008. The increase in our authorized share capital will not become effective until not less than 20 days after this information statement is first mailed to stockholders of our common stock and until the appropriate filings is made with the Nevada Secretary of State.

DISSENTERS’ RIGHTS OF APPRAISAL

Under Nevada law, our stockholders are not entitled to dissenters’ rights of appraisal with respect to our proposed amendment to our articles of incorporation.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this information statement, since January 1, 2007, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any person who has been a director or officer of our company at any time since January 1, 2007;

2.	any nominee for election as a director of our company; and

3.	any associate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management”. No director has advised that he intends to oppose the amendment to our articles of incorporation, as more particularly described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of November 24, 2008, certain information with respect to the beneficial ownership of our common stock by each of our current directors and certain executive officers and by each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Directors and Executive Officers
Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Asi Shalgi	Common Stock	1,263,755(2)	1.53%
Alex Werber	Common Stock	Nil	Nil
Avner Raanan	Common Stock	87,500(3)	0.11%
Nissan Caspi	Common Stock	Nil	Nil
Amir Elbaz	Common Stock	226,415(4)	0.28%
Hezy Ram	Common Stock	Nil	Nil
Christopher Kape(5)	Common Stock	Nil	Nil
Directors and Executive Officers as a Group (6 persons)(6)	Common Stock	1,577,670	1.90%

(1) Based on 81,387,764 shares of our common stock issued and outstanding as of November 24, 2008. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of shares of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Consists of 1,263,755 options held by Asi Shalgi that are currently exercisable. The remaining 3,791,266 options held by Mr. Shalgi will vest each April 30 over a period of three years, beginning April 30, 2009.

(3) Consists of 87,500 options held by Avner Raanan that are exercisable within 60 days of November 24, 2008. The remaining 262,500 options held by Mr. Raanan will vest each December 6 over a period of three years, beginning December 6, 2009.

(4) Consists of 226,415 options held by Amir Elbaz that are currently exercisable.

(5) As of November 5, 2007, Christopher Kape resigned as our secretary and director. As of May 6, 2007, he resigned as our treasurer and chief financial officer. As of April 30, 2007, he resigned as our president and chief executive officer.

(6) Does not include Christopher Kape who resigned as our secretary and director as of November 5, 2007, as our treasurer and chief financial officer as of May 6, 2007, and as our president and chief executive officer as of April 30, 2007.

5% or More Stockholder
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Carrigain Investment Ltd. Jasmine Court, Regent Street Belize City, Beliz	Common Stock	42,000,000(2)	51.60%

(1) Based on 81,387,764 shares of our common stock issued and outstanding as of November 24, 2008. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) According to Schedule 13Ds filed on February 16, 2007 and May 2, 2007, Carrigain Investment Ltd. has sole voting and investment power with respect to 42,000,000 shares of our common stock, and Carrigain Investment Ltd. is a corporation controlled by Ariel Malik and Zeev Bronfeld. According to Form 4 filed on May 4, 2007 and Form 4/A filed on May 8, 2007, Carrigain Investment Ltd. is a company controlled jointly by Ariel Malik and Zeev Bronfeld, each holding 50% of the common shares of Carrigain Investment Ltd., and therefore, effectively, each of Messrs. Malik and Bronfeld controls 21,000,000 shares of our common stock.

CHANGE OF CONTROL

On February 7, 2007, we issued 17,031,000 shares of our common stock to 21 investors at a purchase price of $0.01 for gross proceeds of $170,310. 12,000,000 of these shares were issued to Carrigan Investment Ltd. At the time of issuance, 12,000,000 shares comprised approximately 52.14% of the issued and outstanding shares of our common stock. According to the Schedule 13D filed on February 16, 2007, the funds used to acquire these 12,000,000 shares were provided by the working capital of Carrigain Investment Ltd.. We were informed that Carrigain Investment Ltd. is jointly controlled by Ariel Malik and Zeev Bronfeld of Israel. As of November 24, 2008, Carrigain Investment Ltd. beneficially owns approximately 51.60% of the issued and outstanding shares of our common stock.

HOUSEHOLDING

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs. We undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered.

If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send your request to: Global Energy Inc., 415 Madison Avenue, 15th Floor, New York, New York 10017 or call us at (646) 673-8435. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, you may send your request to the above mailing address or call the above phone number.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities Exchange Commission relating to our business, financial statements and other matters. You may review a copy of such reports and other information at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m.. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference rooms. Our filings can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

By order of the board of directors,

/s/ Asi Shalgi
Asi Shalgi
President and Chief Executive Officer

Date: November 24, 2008

SCHEDULE A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 780.390 – After Issuance of Stock)

1.	Name of corporation:

GLOBAL ENERGY INC.

2.	The articles have been amended as follows: (provide article numbers, if available)

4. The capital stock shall consist of:

750,000,000 shares of common stock, $0.001 par value.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52.91%

4.	Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)
5.	Signature: (required)

X /s/ Asi Shalgi
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 7-1-08